UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2016

____________________

FANTEX, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-55204 (Commission File Number)	80-0884134 (IRS Employer Identification Number)

330 Townsend Street, Suite 234
San Francisco, CA 94107
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (415) 592-5950

____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01Entry into a Material Definitive Agreement.

On April 28, 2016, Fantex, Inc. (the “Company”) borrowed $9.0 million from its parent company, Fantex Holdings, Inc. (“Holdings”) under a secured non-recourse promissory note (the “Note”) bearing interest at 10% per annum. The Company used the proceeds of the Note to consummate the Company’s brand agreements with Kendall Wright, Terrance Williams and Ryan Shazier (the “Brand Agreements”). Under the terms of the Note and the related security agreement with Holdings, the Note is secured solely by the Company’s right, title and interest in and to the Brand Agreements. The Note matures on July 27, 2016.

In connection with the issuance of the Note to Holdings, the Company and Holdings also entered into an Amendment to Promissory Note (the “Amendment”), which amended the unsecured promissory note issued to Holdings, dated February 12, 2016 (the “Prior Note”). Pursuant to the Prior Note, the Company borrowed $3.3 million from Holdings to consummate the Company’s brand agreement with Andrew Heaney (the “Heaney Brand Agreement”). As amended by the Amendment, Holdings’ sole recourse under the Prior Note is to the Heaney Brand Agreement.

The Company expects to file the Note and the Amendment as exhibits to its Quarterly Report on Form 10-Q for the quarter ended June 30, 2016. The foregoing descriptions are qualified in their entirety by reference to the text of the Note and the Amendment when filed.

Item 8.01Other Events.

On April 27, 2016, the Company issued a press release announcing that it has entered into ten brand agreements and that it has withdrawn its Registration Statement on Form S-1 (File No. 333-208184). A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Exhibit Description
99.1	Press release issued by the Company dated April 27, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 3, 2016	FANTEX, INC.

	By:	/s/ David Mullin
David Mullin
Chief Financial Officer

Exhibit Index

Exhibit No.	Exhibit Description
99.1	Press release issued by the Company dated April 27, 2016.